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                              AMENDMENT AGREEMENT

This Agreement is made and entered into this 17th day of September, 1997, by and between Softbank Corporation, a Japanese corporation ("Softbank"), and Yahoo! Inc., a California corporation ("Yahoo!"), for the purpose of proposing the following amendments to the Joint Venture Agreement, dated April 1, 1996, and entered into between Softbank and Yahoo!.

The parties hereby agree as follows:

1.  Amendment of Joint Venture Agreement

(a) Board of Directors and Statutory Auditors:
All of Section 6 of the Joint Venture Agreement shall be deleted and the parties shall agree that the Directors, Statutory Auditor, Representative Director and President of Yahoo! Japan Corporation, a Japanese corporation ("Yahoo! Japan"), shall be elected pursuant to the Articles of Incorporation of Yahoo! Japan and applicable laws of Japan. The parties shall agree to vote their shares so as to elect XX Softbank representative and XX Yahoo! representative to the Board, so long as the party so represented continues to hold at least X% of Yahoo! Japan's issued and outstanding shares. The parties shall further agree that the number of directors shall initially be set at 5, and that they will not vote to increase or decrease the authorized number of directors without each other's consent.

(b) Management of Yahoo! Japan:
All of Section 7 of the Joint Venture Agreement shall be deleted and the parties shall agree that Yahoo! Japan shall be managed pursuant to the Articles of Incorporation of Yahoo! Japan and applicable laws of Japan. The parties shall agree to only vote with Yahoo!'s consent with respect to a merger or consolidation of Yahoo! Japan in which its shareholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of Yahoo! Japan's assets. Each such event is referred to as an "Acquisition."

(c) Additional Capital:
All of Section 8 of the Joint Venture Agreement shall be deleted and the parties shall agree that the issuance of any additional shares of capital stock of Yahoo! Japan and loan guarantees and loans to Yahoo! Japan by any of its shareholders shall be made pursuant to the Articles of Incorporation of Yahoo! Japan and applicable laws of Japan. The parties shall agree to not vote in favor of any future issuances of Yahoo! Japan's stock without Yahoo!'s consent, excepting issuances to employees pursuant to an employee stock option plan and other similar issuances. Yahoo! and Softbank will agree on the size of the employee pool prior to the effectiveness of this Agreement pursuant to Section 3 below.

(d) Accounting and Access to Information:
All of Section 10 of the Joint Venture Agreement shall be deleted and the parties shall agree that the accounting of and the shareholders' access to information of Yahoo! Japan shall be made pursuant to the Articles of Incorporation of Yahoo! Japan and applicable laws of Japan.

(e) Provisions to be added:
The parties shall agree that the following provisions shall be added to the Joint Venture Agreement;

     i) The parties shall agree to not vote on any amendments to the Articles of Incorporation of Yahoo! Japan that adversely affects either party without each other's consent,

    ii) Each party shall give the other party a 20 day prior written notice of its intention to sell Yahoo! Japan's shares,

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   iii) Before either party can purchase additional shares of Yahoo! Japan's stock on the open market from any third party, such purchasing party must obtain prior written consent of the other party,

    iv) Before either party can sell its shares to a third party (including open-market sales), it must provide the non-selling party with a right of first refusal to purchase such shares on the same terms and conditions being offered to the third party (including any underwritten or other offering into the public market), and

    v) If the non-selling party declines to purchase the selling party's shares in Yahoo! Japan, the non-selling party shall have the right to participate in the sale of such shares by the selling party to the third party on a pro rata basis.

3.  Effectiveness of Amendments

All of the amendments described herein shall become effective only upon and after the effectiveness of the firmly underwritten initial offering of Yahoo! Japan's Common Stock on a principal securities exchange in Japan (a "Qualified IPO") that results in Yahoo! owning no less than XX of the voting power of Yahoo! Japan (assuming issuances of all of the shares reserved for the employee pool).

4. Remains of the Joint Venture

Except as expressly amended hereunder, any and all terms of the Joint Venture Agreement shall remain in full force and effect.

5. Governing Law

This Agreement shall be governed and construed in accordance with the laws of Japan.


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In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

YAHOO! INC.                            SOFTBANK CORPORATION



By: /s/ JERRY CHIH-YUAN YANG           By: /s/ MASAYOSHI SON
    -----------------------------          -----------------------------
    Name: Jerry Chih-Yuan Yang             Name: Masayoshi Son
    Title: Chief Yahoo                     Title: President



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